RESIGNATION

I, Michelle Maresova, hereby resign from all officer and director positions that I hold with Greenleaf Forest Products, Inc. and any of its direct or indirect subsidiaries, effective immediately.

/s/ Michelle Maresova
Michelle Maresova
Dated: August 17, 2007